                                                                    EXHIBIT 99.3
                                                                    ------------

                             INTIMATE BRANDS, INC.
                               ACCOUNTING CHANGE
                RESTATEMENT ADJUSTMENT BY BUSINESS ($ MILLIONS)

                                       TOTAL VSS
                ---------------------------------------------------
                        1999             1998            1997
                ---------------------------------------------------
1Q                        6.8             6.6            5.5
%OF SALES                 1.6%            1.8%           1.7%

2Q                        1.5             3.6            2.3
%OF SALES                 0.3%            0.9%           0.6%

3Q                        0.4             1.3            0.7
%OF SALES                 0.1%            0.4%           0.2%

4Q                      (18.0)          (13.5)         (10.6)
%OF SALES                -2.2%           -1.9%          -1.6%

YEAR                     (9.3)           (2.0)          (2.1)
%OF SALES                -0.4%           -0.1%          -0.1%

                                          BBW
                ---------------------------------------------------
                        1999             1998            1997
                ---------------------------------------------------
1Q                        3.0             1.7            0.9
%OF SALES                 1.2%            0.8%           0.5%

2Q                        0.6             0.2            0.3
%OF SALES                 0.2%            0.1%           0.1%

3Q                       (0.4)           (0.1)          (0.3)
%OF SALES                -0.2%            0.0%          -0.2%

4Q                       (8.5)           (3.9)          (2.7)
%OF SALES                -1.2%           -0.7%          -0.6%

YEAR                     (5.3)           (2.1)          (1.8)
%OF SALES                -0.3%           -0.2%          -0.2%

                                        RETAIL
                ---------------------------------------------------
                        1999             1998            1997
                ---------------------------------------------------
1Q                        9.8             8.3            6.4
%OF SALES                 1.4%            1.5%           1.3%

2Q                        2.1             3.8            2.6
%OF SALES                 0.3%            0.6%           0.4%

3Q                         --             1.2            0.4
%OF SALES                 0.0%            0.2%           0.1%

4Q                      (26.5)          (17.4)         (13.3)
%OF SALES                -1.7%           -1.3%          -1.2%

YEAR                    (14.6)           (4.1)          (3.9)
%OF SALES                -0.4%           -0.1%          -0.1%